Exhibit 4(i)

CLEVELAND-CLIFFS INC

THIRD AMENDMENT AND WAIVER TO MULTICURRENCY CREDIT AGREEMENT

This Third Amendment and Waiver to Multicurrency Credit Agreement (herein, this “Amendment”) is entered into as of March 30, 2007, by Cleveland-Cliffs Inc, an Ohio corporation (the “Borrower”), the Lenders party hereto and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer.

PRELIMINARY STATEMENTS

A.    The Borrower, the Lenders party thereto, Bank of America, N.A., as Syndication Agent, KeyBank National Association, as a Co-Documentation Agent, Commonwealth Bank of Australia, New York Branch, as a Co-Documentation Agent, and Fifth Third Bank, as Administrative Agent and L/C Issuer entered into a certain Multicurrency Credit Agreement, dated as of June 23, 2006 (as amended, supplemented and otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.    The Required Lenders have agreed to amend the Credit Agreement and to waive a default under the Credit Agreement, all under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    WAIVER.

The Borrower has informed the Lenders that the Borrower will be unable to deliver to the Administrative Agent the Borrower’s annual financial statements for the fiscal year ending December 31, 2006 within 90 days after the close of said fiscal year as required under Section 6.1(b) of the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Required Lenders hereby waive any and all Defaults and Events of Default arising solely from the Borrower’s failure to deliver its annual financial statements for the fiscal year ending December 31, 2006 by the deadline stated in Section 6.1(b) of the Credit Agreement; provided that the Borrower agrees that it shall deliver said annual financial statements within 180 days of the close of the fiscal year ending December 31, 2006, and that the failure to deliver such financial statements by such date shall constitute an Event of Default. Except as specifically waived hereby, all terms and conditions of the Credit Agreement shall stand and remain in full force and effect.

SECTION 2.    AMENDMENTS TO CREDIT AGREEMENT.

Upon satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be and hereby is amended as follows:

2.1.    Section 1.1 of the Credit Agreement is hereby amended to insert therein in proper alphabetical order the following new definition:

“Cliffs Sonoma Entities” means, collectively, Cliffs Australia Washplant Operations Pty Ltd ACN 123 748 032 and Cliffs Australia Coal Pty Ltd ACN 123 583 326.

2.2.    Section 6.12 of the Credit Agreement is amended to delete the “and” at the end of clause (g), to restate clause (h) in its entirety as follows and to add the following clause (i) to such Section:

(h)    Liens solely on the assets of the Cliffs Sonoma Entities in favor of the Cliffs Sonoma Entities’ joint venture partners in Sonoma; provided, that such Liens shall secure only amounts owed by Sonoma and the Cliffs Sonoma Entities to such joint venture partners; and

(i)    other Liens with respect to obligations that do not in the aggregate exceed U.S. $5,000,000 at any time outstanding.

2.3    The following Section 6.21 is added to the Credit Agreement immediately after Section 6.20 thereof:

Section 6.21.    Limitation on Assets and Operations of Cliffs Sonoma Entities.    The Borrower shall not permit the Cliffs Sonoma Entities to own any assets other than in connection with Sonoma and any other assets necessary or incidental thereto, and the Borrower shall not permit the Cliffs Sonoma Entities to engage in any business or activity other than in connection with Sonoma and any other activities necessary or incidental thereto.

SECTION 3.    CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

(a)    The Borrower, the Required Lenders, and the Administrative Agent shall have executed and delivered this Amendment.

(b)    Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

SECTION 4.    REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Lenders that (i) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct on and as of the date of this Amendment after giving effect to this Amendment as if made on and as of the date hereof and as if each reference therein to the Credit Agreement referred to the Credit Agreement

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as amended hereby; (ii) as of the date hereof, except for the failure to deliver the annual financial statements for the fiscal year ending December 31, 2006 described in Section 1 hereof, no Default and no Event of Default exists; and (iii) without limiting the effect of the foregoing, the Borrower’s execution, delivery and performance of this Amendment has been duly authorized, and this Amendment has been executed and delivered by duly authorized officers of the Borrower.

SECTION 5.    MISCELLANEOUS.

(a)    The Credit Agreement, as amended hereby, shall continue in full force and effect. Reference to this specific Amendment need not be made in the Credit Agreement or any other Loan Document, or in any certificate, letter or communication issued or made pursuant to or with respect to any Loan Document, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

(b)    The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

(c)    This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. This Amendment shall be governed by the internal laws of the State of Ohio.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Third Amendment and Waiver to Multicurrency Credit Agreement as of the date first set forth above.

“BORROWER”

CLEVELAND-CLIFFS INC

By	/s/ Laurie Brlas
	Name:	L. Brlas
	Title:	Senior Vice President-Chief Financial Officer
and Treasurer

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

“LENDERS”

FIFTH THIRD BANK, an Ohio banking corporation, as a Lender, as L/C Issuer, and as Administrative Agent

By	/s/ Tim Kerr
Name: Tim Kerr
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

BANK OF AMERICA, N.A.

By	/s/ Sandra Guerrieri
Name Sandra Guerrieri
Title Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION

By	/s/ Suzannah Harris
Name SUZANNAH HARRIS
Title VICE PRESIDENT

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

COMMONWEALTH BANK OF AUSTRALIA,
NEW YORK BRANCH, as a Lender and as
a Co-Documentation Agent

By	/s/ P. Delbridge
Name Philip Delbridge
Title Risk Executive

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By	/s/ J. W. Wade
Name JOHN W. WADE
Title DIRECTOR

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

NATIONAL AUSTRALIA BANK LIMITED, A.B.N. 12 004 044 937, as Lender

By	/s/ Richard Marten
Name RICHARD MARTEN
Title ASSOCIATE DIRECTOR

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

WESTPAC BANKING CORPORATION

By	/s/ Bradley Scammell
Name BRADLEY SCAMMELL
Title HEAD OF CORPORATE AND INSTITUTIONAL BANKING AMERICAS

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

JPMorgan Chase Bank, N.A.

By	/s/ W. Gregory Schmid
Name W. Gregory Schmid
Title Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

Fortis Capital Corp. as Lender

By	/s/ Douglas Riahi
Name Douglas Riahi
Title Managing Director

By	/s/ Steven Silverstein
Name Steven Silverstein
Title Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

PNC Bank, National Association

By	/s/ Joseph G. Moran
Name Joseph G. Moran
Title Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

US Bank, N.A.

By	/s/ David J. Dannemiller
Name David J. Dannemiller
Title Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

Wachovia Bank, N.A.
[INSERT FULL LEGAL NAME OF LENDER HERE]

By	/s/ P. J. Peterman
Name Paul J. Peterman
Title Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

HARRIS N.A., as a Lender

By	/s/ Thad D. Rasche
Name Thad Rasche
Title Director

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

LaSalle Bank National Association

By	/s/ Brian H. Gallagher
Name Brian H. Gallagher
Title Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

BANK HAPOALIM B.M., as a Lender

By	/s/ Charles McLaughlin
Name CHARLES McLAUGHLIN
Title SENIOR VICE PRESIDENT

and,

By	/s/ Helen H. Gateson
Name HELEN H. GATESON
Title VICE PRESIDENT

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]

TITLE REAFFIRMATION AND CONSENT OF GUARANTORS

Each of the undersigned heretofore executed and delivered to the Lenders a Guaranty Agreement dated as of June 23, 2006 (the “Guaranty”). Each of the undersigned hereby consents to the Third Amendment and Waiver to Multicurrency Credit Agreement as set forth above and confirms that its Guaranty, all obligations thereunder, and all Collateral Documents, and the Liens created and provided for thereby, executed and delivered by it remain in full force and effect. Each of the undersigned further agrees that its consent to any further amendments, waivers or consents in connection with the Multicurrency Credit Agreement shall not be required as a result of this consent having been obtained. Each of the undersigned acknowledges that the Lenders are relying on the assurances provided herein in entering into the Third Amendment and Waiver to Multicurrency Credit Agreement set forth above.

“GUARANTORS”

THE CLEVELAND-CLIFFS IRON COMPANY
CLIFFS SALES COMPANY
CLIFFS MINING COMPANY

By	/s/ R. J. Leroux
Name R. J. Leroux
Title Vice President and Treasurer

NORTHSHORE MINING COMPANY
SILVER BAY POWER COMPANY
CLIFFS MINNESOTA MINING COMPANY
CLIFFS EMPIRE, INC.
CLIFFS TIOP, INC.

By	/s/ R. J. Leroux
Name R. J. Leroux
Title Treasurer

[SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER

TO MULTICURRENCY CREDIT AGREEMENT]